Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-Q of UA Granite Corporation for the quarterly period ended

September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof, I,

Myroslav Taspaliuk hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the

Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the

Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Myroslav Tsapaliuk

Myroslav Tsapaliuk

Chief Executive Officer and Chief Financial Officer

November 16, 2015

This certification accompanies this report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the registrant for the purposes of §18 of the Securities Exchange Act of 1934, as amended. This certification shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the

Securities Exchange Act of 1934, as amended (whether made before or after the date of this report),

irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by §906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.